EXHBIT 99.1

For more information contact:

AT&T	Brad Burns, (214) 757.3253, brad.burns@att.com
Fletcher Cook, (214) 912-8541, fletcher.cook@att.com

DIRECTV	Jade Ekstedt, (310) 964-3429 (O), jlekstedt@directv.com
Robert Mercer (310) 964-4683 (O), rgmercer@directv.com
Kelly Sullivan, (212) 355-4449 (O), ksullivan@joelefrank.com

AT&T TO ACQUIRE DIRECTV

•	Creates Content Distribution Leader Across Mobile, Video & Broadband Platforms

o
The premier pay TV brand with the best content relationships now poised to deliver video to multiple screens – mobile, TV, laptops and more – to meet consumers’ future viewing and programming preferences

o	Unparalleled video content distribution scale in U.S. – nationwide mobile and video networks; broadband to cover 70 million customer locations with our broadband expansion

•	Latin America’s Leading Pay TV Provider with Significant Growth Potential

•	Immediate & Long-Term Financial Benefits
o	Accretive within 12 months after close on free cash flow per share & adjusted EPS basis
o	Cost synergies expected to exceed $1.6 billion annual run rate by year three after closing

o	Improves revenue mix – dramatically increases video revenues, accelerates broadband growth and significantly expands revenues from outside United States

•	Delivers Significant Benefits for Consumers
o	Commitment to expand and enhance broadband to 15 million customer locations, primarily in rural areas

o	Stronger competitive alternative to cable, with a better customer experience and enhanced innovation

o	Continued commitment to net neutrality

DALLAS, TEXAS and EL SEGUNDO, CALIF. – May 18, 2014 -- AT&T (NYSE:T) and DIRECTV (NASDAQ:DTV) today announced that they have entered into a definitive agreement under which AT&T will acquire DIRECTV in a stock-and-cash transaction for $95 per share based on AT&T’s Friday closing price. The agreement has been approved unanimously by the Boards of Directors of both companies.

The transaction combines complementary strengths to create a unique new competitor with unprecedented capabilities in mobility, video and broadband services.

DIRECTV is the premier pay TV provider in the United States and Latin America, with a high-quality customer base, the best selection of programming, the best technology for delivering and viewing high-quality video on any device and the best customer satisfaction among major U.S. cable and satellite TV providers. AT&T has a best-in-class nationwide mobile network and a high-speed broadband network that will cover 70 million customer locations with the broadband expansion enabled by this transaction.

The combined company will be a content distribution leader across mobile, video and broadband platforms. This distribution scale will position the company to better meet consumers’ future viewing and programming preferences, whether traditional pay TV, on-demand video services like Netflix or Hulu streamed over a broadband connection (mobile or fixed) or a combination of viewing preferences  on any screen.

The transaction enables the combined company to offer consumers bundles that include video, high-speed broadband and mobile services using all of its sales channels -- AT&T’s 2,300 retail stores and thousands of authorized dealers and agents of both companies nationwide.

“This is a unique opportunity that will redefine the video entertainment industry and create a company able to offer new bundles and deliver content to consumers across multiple screens – mobile devices, TVs, laptops, cars and even airplanes. At the same time, it creates immediate and long-term value for our shareholders,” said Randall Stephenson, AT&T Chairman and CEO. “DIRECTV is the best option for us because they have the premier brand in pay TV, the best content relationships, and a fast-growing Latin American business. DIRECTV is a great fit with AT&T and together we’ll be able to enhance innovation and provide customers new competitive choices for what they want in mobile, video and broadband services. We look forward to welcoming DIRECTV’s talented people to the AT&T family.”

“This compelling and complementary combination will bring significant benefits to all consumers, shareholders and DIRECTV employees,” said Mike White, president and CEO of DIRECTV.  “U.S. consumers will have access to a more competitive bundle; shareholders will benefit from the enhanced value of the combined company; and employees will have the advantage of being part of a stronger, more competitive company, well positioned to meet the evolving video and broadband needs of the 21st century marketplace.”

DIRECTV has premier content, particularly live sports programming. It has the exclusive pay TV rights to NFL SUNDAY TICKET that provides every out-of-market game, every Sunday afternoon, on TV, laptops and mobile devices. The new AT&T will be better positioned to develop unique content offerings for consumers through, among other initiatives, AT&T’s joint venture with The Chernin Group. Today, DIRECTV’s content ownership includes ROOT SPORTS Networks and minority stakes in the Game Show Network, MLB Network, NHL Network and the Sundance Channel.

DIRECTV will continue to be headquartered in El Segundo, California, after the deal closes.

Customer Benefits and Commitments, Upon Closing
Together, the companies will be a stronger competitive alternative to cable for consumers wanting a better bundle of top-quality broadband, video and mobile services, as well as a better customer experience and enhanced innovation. Consumers will also benefit from the combined companies’ additional scale in video content distribution across its mobile, video and broadband networks. The combined company will continue to provide the world-class service and best video and entertainment experience for which DIRECTV is known.

With the benefits of the transaction, AT&T is able to commit to do the following, when the deal closes:

•
15 Million Customer Locations Get More High Speed Broadband Competition. AT&T will use the merger synergies to expand its plans to build and enhance high-speed broadband service to 15 million customer locations, mostly in rural areas where AT&T does not provide high-speed broadband service today, utilizing a combination of technologies including fiber to the premises and fixed wireless local loop capabilities. This new commitment, to be completed within four years after close, is on top of the fiber and Project VIP broadband expansion plans AT&T has already announced. Customers will be able to buy broadband service stand-alone or as part of a bundle with other AT&T services.

•
Stand-Alone Broadband. For customers who only want a broadband service and may choose to consume video through an over-the-top (OTT) service like Netflix or Hulu, the combined company will offer stand-alone wireline broadband service at speeds of at least 6 Mbps (where feasible) in areas where AT&T offers wireline IP broadband service today at guaranteed prices for three years after closing.

•
Nationwide Package Pricing on DIRECTV. DIRECTV’s TV service will continue to be available on a stand-alone basis at nationwide package prices that are the same for all customers, no matter where they live, for at least three years after closing.

•	Net Neutrality Commitment. Continued commitment for three years after closing to the FCC's Open Internet protections established in 2010, irrespective of whether the FCC re-establishes such protections for other industry participants following the DC Circuit Court of Appeals vacating those rules.

•
Spectrum Auction. The transaction does not alter AT&T’s plans to meaningfully participate in the FCC’s planned spectrum auctions later this year and in 2015. AT&T intends to bid at least $9 billion in connection with the 2015 incentive auction provided there is sufficient spectrum available in the auction to provide AT&T a viable path to at least a 2x10 MHz nationwide spectrum footprint.

Latin America
DIRECTV’s Latin American business is the leading pay TV provider in the region and has more than 18 million subscribers, including all Sky Mexico customers. DIRECTV’s satellite platform’s broad reach remains advantaged when compared with cable and telco in Latin America. Latin America has an underpenetrated pay TV market (about 40 percent of households subscribe to pay TV) and a growing middle class, and is DIRECTV’s fastest growing customer segment.

Summary Terms of Transaction
DIRECTV shareholders will receive $95.00 per share under the terms of the merger, comprised of $28.50 per share in cash and $66.50 per share in AT&T stock. The stock portion will be subject to a collar such that DIRECTV shareholders will receive 1.905 AT&T shares if AT&T stock price is below $34.90 at closing and 1.724 AT&T shares if AT&T stock price is above $38.58 at closing. If AT&T stock price at closing is between $34.90 and $38.58, DIRECTV shareholders will receive a number of shares between 1.724 and 1.905, equal to $66.50 in value.

This purchase price implies a total equity value of $48.5 billion and a total transaction value of $67.1 billion, including DIRECTV’s net debt. This transaction implies an adjusted enterprise value multiple of 7.7 times DIRECTV’s 2014 estimated EBITDA. Post-transaction, DIRECTV shareholders will own between 14.5% and 15.8% of AT&T shares on a fully-diluted basis based on the number of AT&T shares outstanding today.

AT&T intends to finance the cash portion of the transaction through a combination of cash on hand, sale of non-core assets, committed financing facilities and opportunistic debt market transactions.

To facilitate the regulatory approval process in Latin America, AT&T intends to divest its interest in América Móvil. This includes 73 million publicly listed L shares and all of its AA shares. AT&T’s designees to the América Móvil Board of Directors will tender their resignations immediately to avoid even the appearance of any conflict.

Transaction Creates Immediate and Long-Term Shareholder Value

AT&T expects the deal to be accretive on a free cash flow per share and adjusted EPS basis within the first 12 months after closing.

The combination provides significant opportunities for operating efficiencies. AT&T expects cost synergies to exceed $1.6 billion on an annual run rate basis by year three after closing. The expected synergies are primarily driven by increased scale in video.

Along with DIRECTV’s current strong cash flows, this transaction is expected to support future investment in growth opportunities and shareholder returns.

The combination diversifies AT&T’s revenue mix and provides numerous growth opportunities as it dramatically increases video revenues, accelerates broadband growth and significantly expands revenues from outside the United States. Given the structure of this transaction, which includes AT&T stock consideration as part of the deal and the monetization of non-core assets, AT&T expects to continue to maintain the strongest balance sheet in the industry following the transaction close.

AT&T’s 2014 guidance for the company remains largely unchanged. However, the company’s intention is to divest its interest in América Móvil, which will result in an approximately $0.05 reduction in EPS, as the América Móvil investment will no longer be accounted for under the equity method. Adjusted 2014 EPS growth is now expected to come in at the low-end of the company’s mid-single digit guidance.

The merger is subject to approval by DIRECTV shareholders and review by the U.S. Federal Communications Commission, U.S. Department of Justice, a few U.S. states and some Latin American countries. The transaction is expected to close within approximately 12 months.

Conference Call/Webcast
On Monday, May 19, 2014, at 8:30 a.m. ET, AT&T and DIRECTV will host a webcast presentation to discuss the transaction. Links to the webcast and accompanying documents will be available on both AT&T's and DIRECTV's Investor Relations websites.

About AT&T

AT&T Inc. (NYSE:T) is a premier communications holding company and one of the most honored companies in the world. Its subsidiaries and affiliates – AT&T operating companies – are the providers of AT&T services in the United States and internationally. With a powerful array of network resources that includes the nation’s most reliable 4G LTE network, AT&T is a leading provider of wireless, Wi-Fi, high-speed broadband, voice and cloud-based services. A leader in mobile Internet, AT&T also offers the best wireless coverage worldwide of any U.S. carrier, offering the most wireless phones that work in the most countries. It also offers TV service with the AT&T U-Verse® brand. The company’s suite of IP-based business communications services is one of the most advanced in the world. For more information on AT&T, visit www.att.com

About DIRECTV

DIRECTV (NASDAQ:DTV) is one of the world's leading providers of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to over 20 million customers in the United States and more than 18 million customers in Latin America. DIRECTV sports and entertainment properties include two regional sports networks (Rocky Mountain and Pittsburgh), and minority ownership interests in ROOT SPORTS Northwest and Game Show Network. For more information on DIRECTV, visit www.DIRECTV.com

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger between AT&T and DIRECTV, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of AT&T and DIRECTV and are subject to significant risks and uncertainties outside of our control.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the risk that DIRECTV stockholders may not adopt the merger agreement, (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, (4) risks that any of the closing conditions to the proposed merger may not be satisfied in a timely manner, (5) risks related to disruption of management time from ongoing business operations due to the proposed merger, (6) failure to realize the benefits expected from the proposed merger and (7) the effect of the announcement of the proposed merger on the ability of DIRECTV and AT&T to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally. Discussions of additional risks and uncertainties are contained in AT&T’s and DIRECTV’s filings with the Securities and Exchange Commission. Neither AT&T nor DIRECTV is under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.  Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication may be deemed to be solicitation material in respect of the proposed merger between AT&T and DIRECTV.  In connection with the proposed merger, AT&T intends to file a registration statement on Form S-4, containing a proxy statement/prospectus with the Securities and Exchange Commission (“SEC”).  STOCKHOLDERS OF DIRECTV ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and security holders will be able to obtain copies of the proxy statement/prospectus as well as other filings containing information about AT&T and DIRECTV, without charge, at the SEC’s website, http://www.sec.gov.  Copies of documents filed with the SEC by AT&T will be made available free of charge on AT&T’s investor relations website.Copies of documents filed with the SEC by DIRECTV will be made available free of charge on DIRECTV’s investor relations website.

Participants in Solicitation

AT&T and its directors and executive officers, and DIRECTV and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of DIRECTV common stock in respect of the proposed merger. Information about the directors and executive officers of AT&T is set forth in the proxy statement for AT&T’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 11, 2014. Information about the directors and executive officers of DIRECTV is set forth in the proxy statement for DIRECTV’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 20, 2014. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed merger when it becomes available.